UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2026

KINETIC SEAS INCORPORATED

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-56478 (Commission File Number)	47-1981170 (IRS Employer Identification No.)

1501 Woodfield Road, Suite 114E

Schaumburg, IL 60173

(Address of principal executive office) (Zip Code)

(847) 754-4600

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2026, Kinetic Seas Incorporated entered into a Third Addendum to its Licensing Agreement with Sagtec Global Limited. The Third Addendum, among other things, provides for the return of 2,000,000 consideration shares to Sagtec, modifies certain provisions relating to Rule 144, eliminates the previously existing right of first refusal, and establishes additional commercial arrangements between the parties.

Although the Third Addendum required the return of the shares, the agreement contemplated that Kinetic Seas would execute such transfer instructions and provide such instructions to Sagtec's transfer agent as were reasonably necessary to effect the transfer. At the time the Third Addendum was executed, Kinetic Seas had not received instructions identifying the transferee or the manner in which the shares were to be registered.

On July 26, 2026, Sagtec delivered an Authorization and Transfer Instruction designating its nominee to receive the returned shares and authorizing the transfer agent to register the shares accordingly. On July 27, 2026, Kinetic Seas received and executed those instructions, thereby completing the transfer contemplated by Section 1 of the Third Addendum.

Kinetic Seas is filing this Current Report to disclose the execution and completion of the Third Addendum and the related transfer of shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Description

10.1	Third Addendum to Licensing Agreement, dated July 7, 2026.
10.2	Authorization and Transfer Instruction, dated July 26, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kinetic Seas Incorporated

Dated: July 28, 2026	By:	/s/ Edward Honour
	Name:	Ed Honour
	Title:	Chief Executive Officer

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